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                                                                    Exhibit 23.1
                                                                    ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Plan of Notify Technology Corporation, of our report dated October 25, 2000 (except for Note 8, as to which the date is December 14, 2000), with respect to the financial statements of Notify Technology Corporation included in Amendment No. 1 to its Annual Report (Form 10-KSB/A) for the year ended September 30, 2000 filed with the Securities and Exchange Commission.

                             /s/ Ernst & Young, LLP


San Jose, California
August 8, 2001